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EXHIBIT 23.1     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-1952 and No. 333-20331) of XeTel Corporation of our report dated April 28, 1999 in this Annual Report on Form 10-K for the fiscal year ended March 27, 1999.


PRICEWATERHOUSECOOPERS, LLP
Austin, Texas
June 22, 1999